UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2019

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 25, 2019, Solid Biosciences Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 10,607,525 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $4.65 per share, and pre-funded warrants to purchase 2,295,699 shares of the Company’s common stock (the “Pre-Funded Warrants”), for a price of $4.64 per Pre-Funded Warrant (the “Offering”). The Pre-Funded Warrants will be exercisable at an exercise price of $0.01 per share and have no expiration.

The Offering is expected to close on or about July 30, 2019, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Offering of approximately $60 million, before deducting placement agent fees and offering expenses, and aggregate net proceeds from the Offering of approximately $58.2 million, after deducting placement agent fees. SVB Leerink acted as the exclusive placement agent for the Offering.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Pre-Funded Warrants

The Pre-Funded Warrants to be issued will be exercisable for shares of the Company’s common stock at any time after the closing of the Offering at an exercise price of $0.01 per share. The Pre-Funded Warrants will be exercisable for cash or by net exercise.

The form of Pre-Funded Warrant provides that the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 9.99% of the total number of shares of common stock then issued and outstanding, unless the Investor either (i) waives the limitation or (ii) changes the limitation in which case the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 19.99% of the total number of shares of common stock then issued and outstanding. The form of Pre-Funded Warrant also provides that the Company may not effect any exercise of the Pre-Funded Warrants, and the Pre-Funded Warrants may not be exercised with respect to any portion of the Pre-Funded Warrants, to the extent that such exercise would result in the Investor and its affiliates beneficially owning more than 19.99% of the outstanding common stock or outstanding voting power of the Company.

Registration Rights Agreement

Also on July 25, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares, as well as the shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their Shares and Pre-Funded Warrant Shares (together, the “Registrable Securities”) within 45 days following the closing of the Offering. The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the date the Shares and Pre-Funded Warrant Shares covered by such registration statement have been sold or cease to be Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed within 45 days following the closing date, (ii) the registration statement is not declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 90th day following the closing date, if the SEC staff determines not to review the registration statement, or (c) the 120th day following the closing date, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement, the Pre-Funded Warrant and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as a third-party beneficiary thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement, the Pre-Funded Warrant and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and Pre-Funded Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act. The Shares and Pre-Funded Warrants have not been registered under the Securities Act or any state securities laws, and the Shares and Pre-Funded Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares and Pre-Funded Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Pre-Funded Warrants in violation of the United States federal securities laws.

Item 8.01 Other Events.

On July 26, 2019, the Company issued a press release announcing the Offering. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the expected closing of the Offering, anticipated proceeds from the Offering and the Company’s plans to file a registration statement to register the resale of the Shares and Pre-Funded Warrant Shares. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closing of the Offering will be satisfied; risks associated with the Company’s ability to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities and investigational review boards at clinical trial sites, enroll patients in its clinical trials, continue to advance SGT-001 in clinical trials, replicate in clinical trials positive results found in preclinical studies and earlier stages of clinical development, advance the development of its product candidates under the timelines it anticipates in current and future clinical trials, successfully scale its manufacturing process, obtain, maintain or protect intellectual property rights related to its product candidates, compete successfully with other companies that are seeking to develop DMD treatments and gene therapies, manage expenses and raise the substantial additional capital needed to achieve its business objectives; general economic and market conditions; and other important risk factors set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and its other filings with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 25, 2019, by and among the Company and the other parties thereto.

10.2	Form of Pre-Funded Warrant to Purchase Common Stock to be issued pursuant to the Securities Purchase Agreement.

10.3	Registration Rights Agreement, dated July 25, 2019, by and among the Company and the other parties thereto.

99.1	Press Release, dated July 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: July 26, 2019	By:	/s/ Jennifer Ziolkowski
Name: Jennifer Ziolkowski
Title: Chief Financial Officer